UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 7, 2020
ZAGG INC
(Exact name of registrant as specified in its charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
(Address of principal executive offices, including zip code)
(801) 263-0699
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.001 par value	ZAGG	The Nasdaq Global Select Market
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Item 8.01 Other Events.
On March 25, 2020, the Securities and Exchange Commission (the “SEC”) issued an Order under Section 36 (Release No. 34-88465) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules and regulations thereunder (the “Order”) as a result of the novel coronavirus (“COVID-19”) outbreak. The Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d), and Regulations 13A, 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C, and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.
ZAGG Inc, a Delaware corporation (the “Company,” “we,” “our” or “us”), will be relying on the Order to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), due to circumstances related to COVID-19. In particular, COVID-19 and related precautionary responses have resulted in limited access to the Company’s facilities and disrupted customary interactions among internal accounting personnel, professional advisors and other staff involved in the completion of the Company’s quarterly review and preparation of the Quarterly Report. These restrictions have slowed the completion of the Company’s internal quarterly review, including evaluation of the various impacts of COVID-19 on our financial statements, and its ability to prepare and timely complete the Quarterly Report.
Due to these and other factors caused by COVID-19, the Company has not yet finalized its financial results for the quarter ended March 31, 2020. Among other procedures being performed in preparing the financial results, the Company is in the process of completing its inventory valuation and impairment analysis for its goodwill and long-lived assets, with probable impairment of one or more of these accounts on the financial statements as of March 31, 2020.
The Company expects to file the Quarterly Report by no later than June 24, 2020, which is 45 days after the original due date of its Quarterly Report.
In light of the developments related to COVID-19, the Company intends to include the following risk factor discussion in the Quarterly Report. Such discussion may be updated to reflect events subsequent to the date of this Current Report on Form 8-K (this “Current Report”):
Our financial condition and results of operations in future periods could be adversely affected by the recent coronavirus (COVID-19) outbreak.
In December 2019, a mutated strain of coronavirus was reported to have surfaced in Wuhan, China. At the time of this filing, the outbreak, which had previously been concentrated in China, has largely spread through the world, including the United States. The pandemic has resulted in federal, state, and local restrictions, requiring or recommending social distancing, travel bans, quarantines and other restrictions. Additionally, concerns regarding the spread and ultimate human and economic impacts have caused significant downturns in global stock markets, including in our stock price. For these and other reasons, future demand for our products may decline for an uncertain duration of time. Our sales are mainly concentrated through the retail sale channel, which has been impacted due to the shutdown of most brick and mortar retail stores around the current outbreak. In addition, smartphone, tablet computers and other similar product sales are decreasing due to the current outbreak, which also has impacted on our forecasted sales. Due to these impacts on current and future demand, our revenue is likely to be adversely impacted during the duration of the outbreak, which impact is still currently unknown and difficult to forecast. These factors will likely negatively impact our financial results, and could have an impact on our ability to continue as a going concern. In addition, the coronavirus may have an impact on our supply-chain, as production is affected by current and potential future conditions, potentially forcing us to curtail, delay, or cancel product manufacturing. In response to such conditions, we have taken the following proactive measures to provide enhanced financial flexibility:
•Amended our secured revolving credit facility to increase available borrowings by $19.8 million through March 2021;
•Closed on a Small Business Administration loan under the CARES Act of approximately $9.4 million;
•Implemented temporary furloughs or lay-off of approximately 20 percent of U.S. employees and reduced our Europe and Asia Pacific employees, excluding China, by approximately 20 percent. Employees on temporary furlough will retain their health insurance coverage throughout the furlough period;
•Temporarily reduced salaries, led by the executive team, including a 15 percent reduction for our Chief Executive Officer, 10 percent reductions for the rest of the executive team and 5 percent reductions for senior management;
•Temporarily reduced the cash portion of the board of directors’ compensation by 15 percent and replaced such compensation with stock-based compensation;
•Deferred spending on all non-essential projects;
•Implemented multiple global cost reduction initiatives;
•Cancelled or delayed purchase orders to align with adjusted demand forecast;
•Limit employees' international and domestic travel; and
•Temporarily suspended operations in our offices during government mandated quarantines while implementing virtual workspaces for our employees.
These practices may continue into the future while the consequences of the outbreak are uncertain. Despite our efforts to proactively respond to the COVID-19 pandemic, concerns regarding the spread and ultimate human and economic impacts may have an impact on our ability to obtain and retain financing for future cash-flow demand, and we may see an decrease in the value of inventory due to obsolescence and/or impairment. Material impairments with respect to goodwill, intangible assets, long-lived assets, and right of use assets may also occur in the future. We anticipate there may be increases in credit losses from our customers. Our estimates around product returns may also be impacted, with potential increases in expected returns from customers.
The extent to which the coronavirus impacts our results of operations will depend on future developments, many of which are out of our control, are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the coronavirus and the actions to contain its spread or treat its impact, among others. With the uncertainty caused by this outbreak, we may not adequately quantify or qualify the longer-term ramifications on our business, our customers and/or our potential investors and other stakeholders. We will continue to monitor the situation and timely communicate to our investors when necessary.
Forward-Looking Statements
Statements in this Current Report that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking. These forward-looking statements include the statements concerning: (1) the future impacts of COVID-19 on our business, financial statements, supply chain, distribution channels, customers, other business counterparties, and our ability to continue as a going concern; the economy generally; and our industry; and (2) our ability to comply with our filing obligations under the Exchange Act. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions affecting our business, including those relating to the effects of the COVID-19 pandemic on our business. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are more fully described in our latest annual report on Form 10-K and our other periodic filings with the SEC. You should not place undue reliance on forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: May 7, 2020	/s/ TAYLOR D. SMITH
Taylor D. Smith
Chief Financial Officer
(Principal financial and accounting officer)